Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, NY 10022-3897

February 27, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We are counsel to Third Avenue Value Fund, Inc. (the "Fund"), and in so acting have reviewed Post-Effective Amendment No. 11 (the "Post-Effective Amendment") to the Fund's Registration Statement on Form N-1A, Registration File No. 33-34418. Representatives of the Fund have advised us that the Fund will file the Post-Effective Amendment pursuant to paragraph (b) of Rule 485 ("Rule 485") promulgated under the Securities Act of 1933. In connection therewith, the Fund has requested that we provide this letter.

     In our examination of the Post-Effective Amendment, we have assumed the conformity to the originals of all documents submitted to us as copies.

     Based upon the foregoing, we hereby advise you that the prospectus included as part of the Post-Effective Amendment does not include disclosure which we believe would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,


/s/ Lisa I. Bloomberg
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Lisa I. Bloomberg